Exhibit 7(a)(viii)

Amendment Number 10
to the
Second Amended and Restated Automatic Indemnity Reinsurance Agreement

This Amendment between The Lincoln National Life Insurance Company of Fort Wayne, Indiana (the “Ceding Company”) and Lincoln National Reinsurance Company (Barbados) Limited, a Barbados Corporation (“the Reinsurer”) is effective June 1, 2020.

RECITALS

1.
The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement effective July 1, 2003, as amended and restated effective November 1, 2013, and as further amended by amendments executed June 9, 2016, and effective August 29, 2016, January 9, 2017, May 22, 2017, February 20, 2018, May 21, 2018, January 14, 2019, September 16, 2019, and January 21, 2020 (“the Agreement”).

2.	Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing and signed by duly authorized officers of both parties.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to add a new product to the contracts with accepted coverages listed in Schedule B.

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.	Effective June 1, 2020, Lincoln ChoicePlusSM Select B-Share product shall be added to Schedule B.

2.	The Ceding Company and the Reinsurer agree that Schedule B of the Agreement shall be replaced in its entirety with Schedule B attached hereto.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN NATIONAL REINSURANCE                                                                                                  THE LINCOLN NATIONAL LIFE   COMPANY (BARBADOS) LIMITED  INSURANCE COMPANY
By: /s/ Kristine Kattmann                                                                                                                By: /s/ William A. Panyard
Name:            Kristine Kattmann                                                                                                  Name: William A. Panyard
Title:            Vice President                                                                                                                Title: Assistant Vice President
Date:            June 29, 2020                                                                                                                Date: June 29, 2020

SCHEDULE B
CONTRACTS WITH ACCEPTED COVERAGES

Contracts covered by this Agreement include all Contracts either issued by the Ceding Company directly or issued by Lincoln Life & Annuity Company of New York and reinsured with the Ceding Company and included in the following list:

ChoicePlus Variable Annuity
ChoicePlus Access Variable Annuity
ChoicePlus Bonus Variable Annuity (issued by the Ceding Company only)
ChoicePlus II Variable Annuity
ChoicePlus II Access Variable Annuity
ChoicePlus II Bonus Variable Annuity
ChoicePlus II Advance Variable Annuity
ChoicePlus Assurance (A Share) (includes wrap fee version)
ChoicePlus Assurance (B Share)
ChoicePlus Assurance (C Share)
ChoicePlus Assurance (Bonus)
ChoicePlus Assurance (L Share)
ChoicePlus Momentum Income Option
ChoicePlus Design (includes all share classes)
American Legacy I (issued by the Ceding Company only)
American Legacy II (issued by the Ceding Company only)
American Legacy III
American Legacy III Plus
American Legacy III View
American Legacy III C-Share
Shareholders Advantage (includes wrap fee version)
American Legacy Design (includes all share classes)
Multi-Fund 1 (issued by the Ceding Company only)
Multi-Fund 2 (issued by the Ceding Company only)
Multi-Fund 3 (issued by the Ceding Company only)
Multi-Fund 4 (issued by the Ceding Company only)
Multi-Fund 5 (issued by the Ceding Company only)
Multi-Fund Select (issued by the Ceding Company only)
Accru Variable Annuity (issued by the Ceding Company only)
Accru ChoicePlus (issued by the Ceding Company only)
Lincoln Investor Advantage® B-Share
Lincoln Investor Advantage® C-Share
Lincoln Investor Advantage® Fee Based
Lincoln Investor Advantage® RIA
American Legacy Series B-Share
American Legacy Series L-Share
American Legacy Series C-Share
American Legacy Signature 1
American Legacy Signature 2
American Legacy Fusion
Shareholder’s Advantage A-Class
American Legacy III® B-Class
Lincoln Choice PlusSM Fusion
Lincoln Choice PlusSM Signature 1
Lincoln Choice PlusSM Signature 2
Lincoln Choice Plus AssuranceSM Series B-Share
Lincoln Choice Plus AssuranceSM Series L-Share
Lincoln Choice Plus AssuranceSM Series C-Share
Lincoln Choice Plus AssuranceSM Series B-Class
Lincoln Choice Plus AssuranceSM (Prime)
Lincoln Choice Plus AssuranceSM Rollover
Lincoln Choice Plus AssuranceSM A-Class
Lincoln InvestmentSolutionsSM
Lincoln Choice PlusSM Advisory
American Legacy® Advisory
Lincoln Investor Advantage® Advisory
Lincoln Investor Advantage® RIA Class
Lincoln Investment Solutions® RIA
Lincoln Core IncomeSM
American Legacy® Target Date Income B-Share
American Legacy® Target Date Income Advisory
Lincoln Choice PlusSM Select B-Share